                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12


                           COHESION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                          COHESION TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 30, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Cohesion Technologies, Inc., a Delaware corporation, will be held on Tuesday, October 30, 2001 at 10:00 a.m., local time, at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 for the following purposes:

     1. To elect six directors.

     2. To approve the Cohesion Technologies, Inc. 2001 Employee Stock Purchase Plan.

     3. To ratify the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2002.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on September 7, 2001 are entitled to vote at the annual meeting. However, all stockholders are cordially invited to attend the annual meeting in person. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

                                          By Order of the Board of Directors,

                                          Michael W. Hall
                                          Secretary

Dated: September 27, 2001

                                   IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                          COHESION TECHNOLOGIES, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The board of directors of Cohesion Technologies, Inc., a Delaware corporation, sometimes referred to as the company in this proxy statement, is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on Tuesday, October 30, 2001 at 10:00 a.m., local time, or at any adjournment, continuation or postponement thereof, for the purposes described in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306. The telephone number at that location is (650) 857-0787. Our principal executive offices are located at 2500 Faber Place, Palo Alto, California 94303.

     This proxy statement is being mailed on or about September 27, 2001 to all stockholders entitled to vote at the annual meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on September 7, 2001, sometimes referred to as the record date in this proxy statement, are entitled to notice of and to vote at our annual meeting or any adjournments, continuations or postponements of that meeting. We have one class of shares outstanding, designated as common stock. At the record date, 9,422,959 shares of our common stock, $.001 par value, were issued and outstanding, net of treasury stock, and held of record by 887 stockholders.

VOTING; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

VOTING

     In the election of directors, the six nominees receiving the highest number of affirmative votes cast shall be elected. For all other proposals, each stockholder is entitled to one vote for each share held as of the record date and the affirmative vote of the majority of the votes cast is required for approval. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes cast by proxy and not revoked or voted in person at the annual meeting will be counted by the persons appointed by the company to act as inspectors of election for the annual meeting.

QUORUM

     The required quorum for the transaction of business at our annual meeting is a majority of the shares of common stock issued and outstanding on the record date and entitled to vote at our annual meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at our annual meeting for purposes of establishing a quorum and determining the total number of eligible votes. If a quorum is not present or represented, then either the chairman of our annual meeting or the stockholders entitled to vote at our annual meeting, present in person or represented by proxy, will have the power to adjourn our annual meeting from time to time, without notice other than an announcement at our annual meeting, until a quorum is present. At any adjourned annual meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned annual meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned annual meeting.

ABSTENTIONS AND BROKER NON-VOTES

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes shall not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

PROXY CARDS

     Proxies in the form accompanying this proxy statement that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy that does not contain instructions about a specified proposal will be voted as follows:

          (i) FOR the election of the six persons named in this proxy statement as the board of directors' nominees for election to the board of directors;

          (ii) FOR approval of the Cohesion Technologies, Inc. 2001 Employee Stock Purchase Plan; and

          (iii) FOR ratification of the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2002.

     No business other than that described in the accompanying notice of annual meeting of stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the board of directors may recommend unless the authority to do so is withheld in the proxy. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the annual meeting from time to time.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at, or before, the annual meeting by: (i) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the previously delivered proxy; (ii) duly executing a proxy bearing a later date; or (iii) by attending our annual meeting and voting in person.

SOLICITATION

     The company will bear the cost of solicitation of proxies. We may retain Georgeson Shareholder, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and regular employees may also solicit proxies personally or by telephone, facsimile, e-mail or telegram, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the company's proxy materials for the 2002 annual meeting of stockholders must submit the proposal to the company no later than May 30, 2002. Additionally, stockholders who intend to present a proposal at the 2002 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2002 annual meeting must provide notice of the proposal to us no later than August 30, 2002. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth specified information regarding the beneficial ownership of the company's common stock as of September 7, 2001, by:

          (i) each person (or group of affiliated persons) or entity who is known by us to beneficially own 5% or more of the company's common stock;

          (ii) each of our directors;

          (iii) each person that served as the company's chief executive officer during the last fiscal year;

          (iv) each of the company's four most highly compensated executive officers, other than its chief executive officer, who were serving as officers of the company at the end of the fiscal year ended June 30, 2001 and whose salary and bonus for fiscal year 2001 exceeded $100,000; and

          (v) all of our directors and current executive officers as a group.

                                                          SHARES BENEFICIALLY
                                                               OWNED(2)
                                                        -----------------------
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)           NUMBER      PERCENT(%)
       ---------------------------------------          ---------    ----------
Reid W. Dennis(3).....................................    696,043        7.4
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Dimensional Fund Advisors, Inc.(4)....................    566,150        6.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Wellington Management Company, LLP(5).................    525,800        5.6
  75 State Street
  Boston, MA 02109
William G. Mavity(6)..................................         --         --
John R. Daniels, M.D.(7)..............................    297,627        3.1
Craig T. Davenport(8).................................     25,300          *
Mark A. Philip, Ph.D.(9)..............................     19,500          *
Thomas M. Prescott(10)................................      4,400          *
Robert C. Robbins, M.D.(11)...........................      2,500          *
David J. Foster(12)...................................    245,456        2.6
Frank A. DeLustro, Ph.D.(13)..........................    192,725        2.0
Ross R. Erickson(14)..................................    142,796        1.5
Russell W. McDaniell(15)..............................     49,174          *
Deborah L. Webster(16)................................    123,193        1.3
All directors and executive officers as a group (14
  persons)(17)........................................  1,170,430       11.8

---------------
  *  Less than one percent of the outstanding shares of common stock.

 (1) Information with respect to beneficial ownership is based upon information furnished by each director and executive officer or contained in filings made with the Securities and Exchange Commission, or SEC. Unless otherwise indicated, the address for each listed stockholder is c/o Cohesion Technologies, Inc., 2500 Faber Place, Palo Alto, California 94303.

 (2) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The number and percentage of shares beneficially owned are based on 9,422,959 shares of common stock outstanding as of September 7, 2001. The number and percentage of shares beneficially owned also assumes that shares of common stock subject to options and other rights that are currently exercisable or exercisable within 60 days of September 7, 2001 are deemed to be outstanding and beneficially owned.

 (3) Excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, of which he disclaims any beneficial ownership.

 (4) Dimensional Fund Advisors, Inc., or DFA, is an investment advisor registered with the SEC under the Investment Advisors Act of 1940, as amended, sometimes referred to in this proxy statement as the 1940 Act. DFA may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, DFA may be deemed to have sole voting power and sole dispositive power with respect to 566,150 shares. DFA disclaims beneficial ownership of all such shares. The information presented regarding DFA is based upon information provided to us by DFA as of June 30, 2001.

 (5) Wellington Management Company, LLP, or WMC, is an investment advisor registered with the SEC under the 1940 Act. WMC may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its investment advisory clients. Of such amount, WMC may be deemed to have shared dispositive power with respect to 525,800 shares. Such shares are owned by numerous investment advisory clients of WMC, one of which, Vanguard Health Care Fund, is known by WMC to have beneficial ownership of more than five percent of our common stock. The information presented regarding WMC is based upon information provided to us by WMC as of June 30, 2001.

      According to a Schedule 13G filed with the SEC on February 9, 2001 by Vanguard Specialized Funds -- Vanguard Health Care Fund, sometimes referred to in this proxy statement as Vanguard, Vanguard may be deemed to have sole voting power and shared dispositive power with respect to 525,800 of the shares deemed to be beneficially owned by WMC.

 (6) Mr. Mavity became a member of our board of directors on September 18, 2001. Mr. Mavity does not own any shares of our common stock or any options to purchase shares of our common stock that are exercisable within 60 days of September 7, 2001.

 (7) Includes 31,000 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

 (8) Includes 17,500 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

 (9) Includes 17,500 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(10) Includes 2,500 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(11) Represents 2,500 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(12) Includes 162,101 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(13) Includes 92,764 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(14) Includes 25,316 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(15) Includes 33,754 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(16) Includes 97,215 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

(17) Includes an aggregate of 523,684 shares of our common stock issuable upon exercise of options within 60 days of September 7, 2001.

                    PROPOSAL NO. 1:   ELECTION OF DIRECTORS

     A board of six directors will be elected at our annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. All of the six nominees are presently directors of the company. If any nominee is unable or declines to serve as a director at the time of our annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the board of directors' nominees as possible, with the proxy holders making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     David J. Foster and Frank A. DeLustro, Ph.D. will serve as directors until the annual meeting and will not seek election to our board of directors at the annual meeting.

     The names of the nominees and certain information about them, are described below:

                   NAME                     AGE             PRINCIPAL OCCUPATION            DIRECTOR SINCE
                   ----                     ---             --------------------            --------------
John R. Daniels, M.D.(1)(2)...............  63    Associate Professor of                         1998
                                                  Medicine/Oncology, University of
                                                  Southern California
Craig T. Davenport(2).....................  48    Chief Executive Officer, the D.W. Group,       1998
                                                  a private investment and advisory
                                                  services company
William G. Mavity.........................  51    Chief Executive Officer and President          2001
                                                  (beginning October 1, 2001)
Mark A. Philip, Ph.D.(1)..................  46    President and Chief Executive Officer,         1998
                                                  Zycos Inc., a biotechnology company
Thomas M. Prescott(1).....................  46    Former President and Chief Executive           2000
                                                  Officer, Cardiac Pathways Corporation, a
                                                  medical device company
Robert C. Robbins, M.D.(2)................  43    Assistant Professor of Cardiothoracic          2000
                                                  Surgery, Stanford University

---------------
(1) Member of the audit committee.

(2) Member of the human resources committee.

     Except as described below, each of the directors and/or nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors or executive officers of the company.

     JOHN R. DANIELS, M.D. has served as chairman of our board of directors since January 1998. Dr. Daniels is an associate professor of medicine/oncology at the University of Southern California.

Dr. Daniels is also chairman of the board and chief financial officer of Balance Pharmaceuticals, Inc., a pharmaceutical company. Dr. Daniels has a B.S. in biology and an M.D. from Stanford University.

     CRAIG T. DAVENPORT has served as one of our directors since September 1998. Mr. Davenport has served as the chief executive officer of the D.W. Group, a private investment and advisory services company which he founded in 1994, since its inception. Mr. Davenport was president and chief operating officer at Tokos Medical Corporation, a home health care service company, from 1985 to 1993. Mr. Davenport worked for American Hospital Supply Corporation, a health care company, from 1974 to 1984, serving in the capacity of president for both the American Physicians and American Hospitex divisions as well as various management positions in the American Hospital Supply Division. He serves on the boards of directors of several private companies. Mr. Davenport graduated from Ohio University in 1974 with a B.G.S. degree with majors in marketing and management.

     FRANK A. DELUSTRO, PH.D. has served as our president and chief operating officer and as one of our directors since January 1998. Dr. DeLustro will resign from his positions as our president and chief operating officer effective October 1, 2001, and will not seek to serve as a director following the annual meeting. He served as president and chief executive officer of Cohesion Corporation from its inception in 1996 until December 1997. Prior to joining Cohesion Corporation, Dr. DeLustro served at Collagen Corporation, a medical device company, for 13 years in positions of increasing responsibility, most recently as senior vice president, scientific affairs. He serves on the board of directors of NeuColl, Inc., a private company, of which Cohesion is a minority shareholder. Dr. DeLustro has a B.S. in biology from Fordham University and a Ph.D. in immunology/microbiology from Upstate Medical School, SUNY (Syracuse). He is the author of over 40 scientific publications and the holder of 25 U.S. patents.

     DAVID J. FOSTER has served as our chief executive officer and as one of our directors since January 1998. Mr. Foster will resign from his position as our chief executive officer effective October 1, 2001, and will not seek to serve as a director following the annual meeting. From February 1997 to December 1997 he served as senior vice president and general manager of the Collagen Technologies Group, a division of Collagen Corporation. From May 1992 until February 1997, Mr. Foster served as chief financial officer of Collagen Corporation. He serves as chairman of the board of directors of NeuColl, Inc., a private company, of which Cohesion is a minority shareholder. Mr. Foster has a B.S. in mechanical engineering and an M.B.A. from the University of California at Berkeley.

     WILLIAM G. MAVITY will begin serving as our chief executive officer and president on October 1, 2001 and has served as a director since September 18, 2001. Prior to joining our company, Mr. Mavity served as president, chief executive officer and director of InnerDyne, Inc., a medical device company, from 1993 until the acquisition of InnerDyne by U.S. Surgical, a unit of Tyco International Ltd., in December 2000. From 1972 to 1993 Mr. Mavity served at Minnesota Mining and Manufacturing Company, frequently referred to as 3M, in positions of increasing responsibility including operations director (medical device division), general manager and manufacturing manager (Sarns/3M Health
Care), and manufacturing manager (3M Health Care, Europe). Mr. Mavity holds a B.S. in mechanical engineering administration from the University of Delaware.

     MARK A. PHILIP, PH.D. has served as one of our directors since September 1998. Dr. Philip has been the president and chief executive officer of Zycos Inc., a biotechnology company, since 1997. From 1992 to 1997, Dr. Philip was president and chief executive officer of Immuno-US, a biological pharmaceutical company, and from 1983 to 1992, he held regulatory, marketing and general management positions at Baxter International, Inc., a medical products company, in Europe, Japan and the USA. Dr. Philip has a B.S. in biochemistry and animal physiology and a Ph.D. in hematology and immunology from Trent Polytechnic/Nottingham City University, and an M.B.A. from Lake Forest Graduate School of Management.

     THOMAS M. PRESCOTT became one of our directors in August 2000. Mr. Prescott was the president, chief executive officer and a director of Cardiac Pathways Corporation from May 1999 until August 2001. Boston Scientific recently acquired Cardiac Pathways Corporation. From August 1996 to May 1999, Mr. Prescott served as vice president and general manager of a respiratory unit of Nellcor Puritan Bennett, and from April 1994 to August 1996, he was senior director of corporate accounts and healthcare systems at

Nellcor. Mallincrodt acquired Nellcor Puritan Bennett in September 1997. Mr. Prescott previously held various positions of increasing responsibility at GE Medical Systems. Mr. Prescott holds a B.S. in engineering from Arizona State University and an Executive M.B.A. from Northwestern University's Kellogg Graduate School of Management. Mr. Prescott serves on the board of directors of R2 Technologies, a private company.

     ROBERT C. ROBBINS, M.D. became one of our directors in April 2000. Dr. Robbins has been affiliated with the Stanford University School of Medicine since 1993, where he currently serves as director of the heart, heart-lung and lung transplant program and is an assistant professor of cardiothoracic surgery and director of the cardiothoracic transplantation laboratory. Dr. Robbins completed his residency in cardiothoracic surgery at Stanford University Hospital. Previously, Dr. Robbins was a pediatric fellow of cardiothoracic surgery and a pediatric fellow of cardiac surgery at Emory University School of Medicine in Atlanta and at Royal Children's Hospital in Melbourne, Australia, respectively. He was also a clinical associate, surgery branch NHLBI at the National Institutes of Health in Bethesda, Maryland.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors of the company for the ensuing year.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES.

BOARD MEETINGS, COMMITTEES

     Our board of directors held six meetings during the last fiscal year. Our board of directors has an audit committee and a human resources committee. Our board of directors has no nominating committee or any committee performing such functions.

     During the last fiscal year, the audit committee consisted of Dr. Daniels, Dr. Philip (Chairman) and Mr. Prescott. The Audit Committee held three meetings during the fiscal year ended June 30, 2001.

     During the last fiscal year, the human resources committee consisted of Dr. Daniels, Mr. Davenport (Chairman) and Dr. Robbins. The human resources committee provides guidance and commentary for all corporate compensation, benefits, perquisites and employee (and director) equity programs. It reviews and makes recommendations to the board of directors regarding such matters as the compensation of our officers, all employee equity plans and individual equity grants and bonus plans and bonus payments. The human resources committee held two meetings during the fiscal year ended June 30, 2001.

     No director serving in the last fiscal year attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board on which he serves.

DIRECTOR COMPENSATION

     We currently pay each director who is not an employee a monthly retainer of $1,000 ($4,000 in the case of the chairman of the board), a fee of $1,000 for each meeting of the board attended by a director, and a fee of $250 for each telephonic meeting of the board in which a director participates. There is no fee paid for committee meetings attended. Each nonemployee director participates in our 1998 Directors' Stock Option Plan, which plan provides that nonemployee directors are automatically granted options to purchase shares of common stock on the terms and conditions described in this plan.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the human resources committee of our board of directors during the last fiscal year were Dr. Daniels, Mr. Davenport and Dr. Robbins, none of whom has been an officer or employee of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, sometimes referred to in this proxy as the Exchange Act, requires the company's directors and officers and persons who own more than 10% of a registered class of the company's equity securities to file reports of ownership and reports of changes in ownership with the SEC. These persons are required by regulations of the SEC to furnish the company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms submitted to us during the fiscal year ended June 30, 2001, we believe that, during the last fiscal year, all filing requirements applicable to our directors, officers and 10% stockholders were complied with.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned by or paid to our chief executive officer and the four other most highly compensated officers for services rendered in all capacities to us during the fiscal years ended June 30, 1999, 2000 and 2001. We may refer to these officers as our named executive officers in other parts of this proxy statement.

     Prior to August 18, 1998, Cohesion Technologies, Inc. was a wholly-owned subsidiary of Collagen Corporation, from which we were spun off on August 18, 1998. Prior to the spin-off, compensation to the named executive officers was paid by either Collagen or a company affiliated with Collagen.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                  ANNUAL COMPENSATION     SECURITIES
                                                                  --------------------    UNDERLYING
               NAME AND PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)    OPTIONS(#)
               ---------------------------                 ----   ---------   --------   ------------
David J. Foster..........................................  2001    200,004        --        31,000
  Chief Executive Officer and Director                     2000    194,235        --        23,100
                                                           1999    193,245        --       140,000
Frank A. DeLustro, Ph.D. ................................  2001    200,004        --        26,000
  President and Chief Operating Officer and                2000    194,235        --         6,300
  Director                                                 1999    193,245        --       100,000
Ross R. Erickson.........................................  2001    187,500        --        19,000
  Vice President, Regulatory Affairs, Clinical             2000    181,731        --         5,040
  Research and Quality Assurance                           1999    180,692        --        65,000
Russell W. McDaniell(1)..................................  2001    175,007        --        84,000
  Vice President, Sales                                    2000    157,566     5,000        41,800
Deborah L. Webster.......................................  2001    175,007        --        19,000
  Vice President and Chief Administrative Officer          2000    167,309        --         5,040
                                                           1999    165,635        --        65,000

---------------
(1) Mr. McDaniell joined the company in July 1999 and received a sign-on bonus of $5,000.

OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 30, 2001

     The following table provides information regarding stock option grants made during the fiscal year ended June 30, 2001 to the named executive officers. No stock appreciation rights were granted during the last fiscal year. The stock options were granted under our 1998 Stock Option Plan. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of our common stock on the date of grant.

     The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 518,950 options granted in the last fiscal year to our employees and non-employee directors, and consultants, including options granted to the named executive officers.

     Potential realizable value amounts represent specified assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exchange of all options to purchase common stock. Actual gains, if any, on stock option exercises and holdings of the common stock are dependent on the future performance of our common stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future stock prices. Unless the market price of the applicable shares of the common stock appreciates over the option term, no value will be realized from the stock option grants made to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------     POTENTIAL REALIZABLE
                                           % OF TOTAL                                  VALUE AT ASSUMED
                             NUMBER OF      OPTIONS                                 ANNUAL RATES OF STOCK
                             SECURITIES    GRANTED TO                               PRICE APPRECIATION FOR
                             UNDERLYING    EMPLOYEES     EXERCISE                      OPTION TERMS($)
                              OPTIONS      IN FISCAL       PRICE      EXPIRATION    ----------------------
           NAME               GRANTED       YEAR(%)      ($/SHARE)       DATE          5%           10%
           ----              ----------    ----------    ---------    ----------    ---------    ---------
David J. Foster............    25,000          5.1         9.94         8/22/10      156,241      395,945
                                6,000          1.2         5.63        12/14/10       21,225       53,789
Frank A. DeLustro,
  Ph.D. ...................    20,000          4.1         9.94         8/22/10      124,993      316,756
                                6,000          1.2         5.63        12/14/10       21,225       53,789
Ross R. Erickson...........    15,000          3.1         9.94         8/22/10       93,745      237,567
                                4,000          0.8         5.63        12/14/10       14,150       35,859
Russell W. McDaniell.......    30,000          6.1         9.94         8/22/10      187,489      475,134
                                4,000          0.8         5.63        12/14/10       14,150       35,859
                               50,000         10.2         4.85          6/4/11      152,507      386,483
Deborah L. Webster.........    15,000          3.1         9.94         8/22/10       93,745      237,567
                                4,000          0.8         5.63        12/14/10       14,150       35,859

AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED JUNE 30, 2001 AND YEAR-END VALUES

     The following table provides summary information for each named executive officer with respect to exercise of stock options during the fiscal year ended June 30, 2001 and the number and value of the named executive officer's unexercised options at June 30, 2001. No stock appreciation rights were exercised during the last fiscal year.

     The fair market value of our common stock at the close of business on June 29, 2001 was $5.30 per share.

     The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at June 30, 2001" represent the aggregate difference between the market value on the date of exercise or at June 30, 2001, in the case of unrealized values, and the applicable exercise price

                AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                                                      VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                             SHARES       VALUE     OPTIONS AT JUNE 30, 2001(#)        AT JUNE 30, 2001($)
                          ACQUIRED ON    REALIZED   ----------------------------   ---------------------------
          NAME            EXERCISE(#)      ($)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   --------   -----------    -------------   -----------   -------------
David J. Foster.........         0             0      148,012          90,388        110,613        59,037
Frank A. DeLustro,
  Ph.D. ................         0             0       89,554          59,565         44,511        42,058
Ross R. Erickson........     9,900        56,301       18,092          41,048         16,081        27,338
Russell W. McDaniell....         0             0       22,655         103,145              0        22,500
Deborah L. Webster......         0             0       92,671          41,569         60,215        27,405

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     We do not have employment agreements or change of control agreements with any of our executive officers.

SUBSEQUENT EVENT

     William G. Mavity became an employee and a director of our company on September 18, 2001, and will begin serving as our chief executive officer and president on October 1, 2001. We will pay Mr. Mavity an annual base salary of $285,000. As an inducement to join our company, on September 18, 2001, we issued

Mr. Mavity options to purchase 465,000 shares of our common stock, each with an exercise price of $2.70 per share. Of these options, options to purchase 250,000 shares were granted under our 1998 Stock Option Plan. The remaining options to purchase 215,000 shares were granted outside the 1998 Stock Option Plan, but upon similar terms to the options granted under the 1998 Stock Option Plan. These options will vest on the following schedule: 24% after the first year and 2% each month thereafter until fully vested.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The human resources committee of the board of directors is comprised of Dr. Daniels, Mr. Davenport (Chairman) and Dr. Robbins, all independent non-employee directors who are not eligible to participate in any of the executive compensation programs. This committee oversees the administration of our benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of the executive officers of the company.

     The following report is submitted by the committee members listed above in their capacity as the board's human resources committee, addressing our compensation policy as it related to our executive officers for fiscal 2001.

COMPENSATION POLICY

     The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, our executive compensation policies integrate annual base compensation and periodic stock option grants. All executive officers, as well as all other employees, are eligible for and do participate in our compensation plans.

SALARY

     The committee evaluates the performance and sets the salary of our chief executive officer, on an annual basis. Our chief executive officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the company's overall salary structure and the financial condition of the company.

BONUSES

     We do not currently have a bonus plan in place. We may consider a bonus plan in the future, depending on the financial condition of the company.

STOCK OPTIONS

     The committee believes that equity ownership provides significant additional motivation to all employees to maximize value for the company's stockholders, and therefore approves periodic grants of stock options under our 1998 Stock Option Plan. The committee reviews and approves annual employee stock grant recommendations. The amounts are determined relative to each employee's level of responsibility as well as the total amount of stock options available for grant under the 1998 Stock Option Plan. In determining individual grants, the committee also considers individual performance, current stock option holdings and grants to others within our company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if our stock price increases over the exercise price. The committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with other stockholders. In accordance with this philosophy, we do not have a discounted option or restricted stock program for our executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and employees to remain with the company for the long term, as such options become exercisable over time only as long as the officer or employee continues his or her employment relationship with the company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The committee has considered the impact of Section 162(m) of the Internal Revenue Code, sometimes referred to in this proxy statement as the Code, adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, unless the compensation meets the requirements for the "performance-based" exception to the general rule. Generally, the cash compensation we pay to each of our executive officers is expected to be well below $1 million and the committee believes that options granted under the 1998 Stock Option Plan prior to the date of the 2001 annual meeting of stockholders will meet the requirements for qualifying as performance-based. Thus, with respect to our executive officers whose options have been granted under the 1998 Stock Option Plan, the committee believes that
Section 162(m) will not affect the tax deduction available to our company. However, options granted outside of the 1998 Stock Option Plan will not meet the requirements for qualifying as performance-based. To the extent that the otherwise deductible compensation that results upon exercise of such options, when taken together with other cash compensation we pay to any executive officer subject to Section 162(m), exceeds $1 million, the excess amount may not be deductible as a result of the limitations imposed under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation for David J. Foster, our chief executive officer during the fiscal year ended June 30, 2001, was determined based on a number of factors, including comparative salaries of chief executive officers of companies in the company's peer group, Mr. Foster's individual performance and the company's performance as measured against stated objectives. Mr. Foster's compensation for the fiscal year ended June 30, 2001, which consisted of base salary and incentive stock options, is listed in the summary compensation table appearing on page 9 of this proxy statement.

SUMMARY

     The committee believes that the company's compensation policy as practiced to date by the committee and the board of directors has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as we attempt to achieve the many short-term goals we face while maintaining our focus on building long-term stockholder value through technological leadership and development and expansion of the market for our products.

                                          Respectfully submitted,

                                          Craig T. Davenport, Chairman
                                          John R. Daniels, M.D.
                                          Robert C. Robbins, M.D.

     This human resources committee report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, sometimes referred to in this proxy as the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this report by reference into such filing.

                               PERFORMANCE GRAPH

     The graph below shows a comparison of total stockholder return for holders of our common stock from August 13, 1998, the date on which our common stock was first traded on The Nasdaq Stock Market, through June 30, 2001 compared with The Nasdaq Stock Market-US Index and the JP Morgan H & Q Healthcare-Excluding Biotechnology Index. The fair market value of our common stock at the close of business on August 13, 1998 was $6.75 and on June 29, 2001 was $5.30 per share. This graph is presented pursuant to the rules of the SEC. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other medical device and micro/small-cap stocks.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                       AMONG COHESION TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
      AND THE JP MORGAN H & Q HEALTHCARE -- EXCLUDING BIOTECHNOLOGY INDEX

                                                                                                             JP MORGAN H & Q
                                                                                                               HEALTHCARE-
                                                        COHESION                  NASDAQ STOCK                  EXCLUDING
                                                   TECHNOLOGIES, INC.             MARKET (U.S.)               BIOTECHNOLOGY
                                                   ------------------             -------------              ---------------
8/13/98                                                  100.00                      100.00                      100.00
9/98                                                      48.15                       94.58                       96.62
12/98                                                     53.70                      122.91                      114.80
3/99                                                      58.80                      137.84                      109.37
6/99                                                      88.89                      150.78                      112.23
9/99                                                      88.89                      154.53                       96.95
12/99                                                    135.19                      228.40                      100.30
3/00                                                     218.52                      256.38                      106.43
6/00                                                     175.01                      222.92                      129.26
9/00                                                     155.56                      205.13                      143.58
12/00                                                     84.27                      137.36                      156.90
3/01                                                      90.74                      102.53                      140.86
6/01                                                      78.52                      120.84                      150.93

---------------
* $100 invested on 8/13/98 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

                              CERTAIN TRANSACTIONS

COHESION CORPORATION

     In September 1998, our board of directors approved a program to cancel options to purchase shares of the common stock of Cohesion Corporation, a majority-owned subsidiary of the company that we acquired during fiscal 1998. Collagen Corporation acquired the minority-owned shares of Cohesion Corporation as part of a plan to create and spin-off Cohesion Technologies, Inc. In connection with the program, we offered to pay each holder of these canceled options a per share amount equal to the excess of $16.70 over the exercise price of the canceled option, subject to certain vesting provisions. The following table sets forth the executive officers and directors who received more than $60,000 under this program during the fiscal year ended June 30, 2001.

                            NAME                              AMOUNT
                            ----                              -------
Frank A. DeLustro, Ph.D. ...................................  $80,000
Ross R. Erickson............................................  $60,000

              PROPOSAL NO. 2: APPROVAL OF THE 2001 EMPLOYEE STOCK
                                 PURCHASE PLAN

     Our 2001 employee stock purchase plan was initially adopted by our board of directors in August 2001 to succeed our 1998 employee stock purchase plan. Our 1998 employee stock purchase plan was initially adopted by our board of directors and approved by our sole stockholder in April 1998. A total of 250,000 shares were reserved for issuance under our 1998 employee stock purchase plan. As of June 2001, there were 13,260 shares of common stock remaining for issuance under our 1998 employee stock purchase plan, which our board of directors anticipates will be issued in connection with the current purchase period ending in December 2001. Our board of directors believes that in order to continue to attract, motivate and retain highly qualified employees and consultants and to provide these employees and consultants with adequate incentive through their proprietary interest in the company, it is necessary to provide an employee stock purchase plan. In addition, the board of directors believes that employee ownership of our common stock through an employee stock purchase plan further aligns our employees' interests with those of our stockholders generally.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the votes cast will be required to approve the 2001 employee stock purchase plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

     The following is a summary of our 2001 employee stock purchase plan, as adopted by our board of directors. This summary is not intended to be complete, and reference should be made to the 2001 employee stock purchase plan for a complete statement of its terms. A copy of the 2001 employee stock purchase plan was filed with the SEC as an appendix to this proxy statement and is available from the company by written request to Stock Administrator, Cohesion Technologies, Inc., 2500 Faber Place, Palo Alto, California 94303.

SECURITIES SUBJECT TO THE PLAN

     Up to 400,000 shares of our common stock are authorized for issuance under the 2001 employee stock purchase plan, which is hereafter referred to as the Plan. If there is any stock split, reverse stock split, stock dividend combination or reclassification of shares of our common stock, our board of directors will appropriately adjust:

     - the aggregate number of shares of stock subject to the Plan which have not yet been placed under option;

     - the number of shares of stock subject to outstanding options; and

     - the price per share of outstanding options.

     If the total number of shares which would be subject to options granted on the first day of an offering period exceeds the number of shares available under the Plan, our board of directors will make a pro rata allocation of the shares remaining available for option grant and we will give written notice of such allocation to each affected employee.

ELIGIBILITY TO PARTICIPATE

     Employees of the company and employees of our designated subsidiary corporations generally will be eligible to participate in the Plan. Part-time, seasonal or temporary employees will not be eligible to participate in the Plan. Part-time employees are employees that are customarily employed for less than 20 hours per week. Seasonal or temporary employees are employees that are customarily employed for not more than five months during a calendar year. Directors who are not employed by us are not eligible to participate in the Plan.

     We cannot grant an employee an option under the Plan if, immediately after grant of the option, such employee would own (or be treated as owning) stock possessing 5% or more of the total voting power or value of all classes of our stock, or the stock of any subsidiary corporation of ours. Stock that employees may purchase under options or that is attributed to employees under Section 424(d) of the Code is counted for this purpose.

     In addition, we cannot grant an employee an option under the Plan that would permit such employee's rights to purchase stock to accrue at a rate which exceeds $25,000 of the fair market value of such stock (as of the time the options are granted) for each calendar year in which such employee's option is outstanding.

     As of September 7, 2001, there were 80 employees of the company and our designated subsidiary corporations eligible to participate in the Plan.

ELECTION TO PARTICIPATE

     Employees generally may enroll in the Plan by submitting completed and executed written subscription agreements to us prior to the first day of the offering period. Employees are required to submit new subscription agreements for each successive offering period they wish to participate in.

PAYROLL DEDUCTIONS

     If an employee elects to participate in the Plan for an offering period, throughout the offering period the employee's cash compensation will be reduced on an after-tax basis through payroll deductions. The payroll deduction will equal a specified whole percentage of the employee's compensation (which may not be less than 1% and may not exceed 15% of compensation) payable on each payday. An employee's compensation means the employee's total compensation, including salary, bonuses, overtime and shift differentials, but excluding items that are not considered to be regular earnings.

     Payroll deductions will start on the first payroll after the offering period begins and will end on the last payroll on or before the offering period ends.

     An employee may increase or decrease his or her payroll deduction percentage on one occasion only during an offering period by submitting a new written subscription agreement to us. Any such increase or decrease will be effective as soon as administratively practicable following the date of receipt by us of the new subscription agreement.

     We will hold an employee's payroll deductions throughout the purchase period. We will credit this amount to an account established under the Plan for the employee. At the end of the purchase period, the employee's option to purchase whole shares of our common stock under the Plan will be exercised automatically. We will use the amount in the employee's account to pay the exercise price of such employee's option.

     We will not credit any interest on payroll deductions credited to an employee's account under the Plan.

GRANT OF OPTIONS

     On the first day of each offering period, each eligible employee participating in the offering period will be granted a nontransferable option to purchase, on the last day of each purchase period, shares of our common stock. We will grant options for each offering period. The options will automatically be exercised on the last day of each purchase period. Under the Plan:

     - Offering periods will begin on December 1 and end on November 30 one year later, or will begin on June 1 and end on May 31 one year later.

     - Each offering period will consist of two consecutive purchase periods of six months duration.

     - A purchase period commencing on December 1 will end on the next May 31. A purchase period commencing on June 1 will end on the next November 30.

OPTION PRICE; FAIR MARKET VALUE

     Options granted under the Plan entitle employees to purchase that number of shares of our common stock equal to each employee's total payroll deductions for the purchase period, divided by the purchase price for such shares of our common stock. The number of shares of our common stock that each employee may purchase during an offering period may not exceed 3,000 shares and during each purchase period may not exceed 1,500 shares.

     The per share purchase price for shares of our common stock for an offering period will equal the lesser of:

     - 85% of the fair market value of a share of our common stock on the first day of the offering period, or

     - 85% of the fair market value of a share of our common stock on the last day of the purchase period.

     The fair market value of a share of our common stock on any given date will be determined by our board of directors in its discretion based on the closing price of a share of our common stock on The Nasdaq National Market on that date, or if the price is not reported, the mean of the bid and asked prices per share of our common stock as reported by Nasdaq on that date, or, in the event our common stock is listed on a stock exchange, the closing price of our common stock on that exchange on that date (or, if our common stock is not traded on that date, the immediately preceding trading day), as reported in the Wall Street Journal.

EXERCISE OF OPTIONS

     Unless an employee withdraws from the Plan as described below, such employee's option will be automatically exercised on the last day of each purchase period.

     As soon as practicable after an employee's option is exercised, we will, in our discretion, either deliver to the employee a certificate for any shares of our common stock the employee purchased through exercise of such employee's option or deposit such shares with the broker we selected for administration of the Plan stock purchases.

CORPORATE TRANSACTIONS

     In the event of a proposed dissolution or liquidation of the company, the offering period will terminate immediately prior to the consummation of the dissolution or liquidation, unless our board of directors provides otherwise.

     In the event of a proposed sale of all or substantially all of the assets of the company, or the merger of the company, each option will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless our board of directors determines to shorten the offering period by setting a new exercise date. If our board of directors shortens the offering period in lieu of assumption or substitution, our board of directors will notify employees in writing at least ten days prior to the new exercise date. An employee's option will automatically be exercised on the new exercise date unless the employee has withdrawn from the offering period.

WITHDRAWAL FROM PARTICIPATION; AUTOMATIC WITHDRAWAL

     An employee may withdraw from participation under the Plan at any time before the last ten days of the purchase period by giving written notice to us. Upon receipt of an employee's notice of withdrawal, we will automatically cease to make payroll deductions from such employee under the Plan, such employee's option will automatically terminate, and we will promptly pay to such employee any balance of unapplied payroll deductions credited to such employee's account. We will not pay any interest on such employee's payroll deductions.

     If an employee withdraws from the Plan with respect to an offering period, the employee may elect to participate again in the Plan for any subsequent offering period, so long as the employee is still eligible to participate in the Plan. An employee may elect to participate in the Plan for a subsequent offering period by submitting a completed and executed written subscription agreement to us prior to the first day of an offering period.

     Employees will automatically be withdrawn from an offering period if the fair market value of the shares of our common stock on the last day of the first purchase period of an offering period is less than the fair market value of those shares on the first day of such offering period. The withdrawal will be effective at the end of the purchase period after the acquisition of shares for such purchase period. Employees will automatically be enrolled in the next offering period beginning on the first business day after such purchase period.

CESSATION OF PARTICIPATION

     An employee will cease to participate in the Plan when:

     - the employee resigns from employment with us or a subsidiary corporation;

     - the employee is discharged from employment with us or a subsidiary corporation; or

     - the employee dies.

     If an employee resigns, is discharged from employment, or dies, we will automatically cease the employee's payroll deductions under the Plan and the employee's option will automatically terminate. We will pay to the employee, or in the case of the employee's death, to the employee's designated beneficiary or estate, any balance of payroll deductions credited to the employee's account under the Plan, as soon as practicable after the employee ceases to participate in the Plan. We will not pay any interest on the balance of payroll deductions.

     If an employee fails to remain an employee for at least 20 hours per week during an offering period in which the employee is participating, the employee will be deemed to have elected to withdraw from the Plan, the employee's unapplied contributions will be returned to the employee and the employee's option will be terminated.

OPTIONS NOT TRANSFERABLE

     An employee cannot assign or transfer any contributions credited to his or her account or any option granted under the Plan, except by beneficiary designation or by will or the laws of descent and distribution. During an employee's lifetime, only the employee may exercise his or her option.

RIGHTS AS A STOCKHOLDER

     An employee will not have any rights as a stockholder as to the shares of our common stock covered by an option until the option has been exercised.

ADMINISTRATION OF THE PLAN

     Our board of directors or a committee named by the board of directors will administer the Plan. The composition of any committee of the board of directors will comply with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

AMENDMENT AND TERMINATION OF THE PLAN

     Our board of directors may amend or terminate the Plan, except that no amendment may adversely affect the rights of a participant under an option previously granted (subject to certain exceptions described in the Plan). The Plan will be in effect until August 16, 2021, unless our board of directors terminates the Plan at an earlier date. Our board of directors may terminate the Plan at any time with respect to any shares not then subject to an option under the Plan. To the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code, we will obtain shareholder approval of any Plan amendment.

FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes the Federal income tax consequences of an employee's participation in the Plan and is not intended to be a complete description of the tax consequences of the Plan. This summary does not address Federal employment taxes, state and local income taxes and other taxes that may be applicable. The following assumes the Plan qualifies as an "employee stock purchase plan" under Section 423(b) of the Code. Although the Plan is intended to be an "employee stock purchase plan," no assurance is given that the Plan will qualify as an "employee stock purchase plan."

GRANT OF OPTION; EXERCISE OF OPTION

     An employee will not recognize taxable income on the date we grant an option to such employee under the Plan (i.e., the first day of the offering period). In addition, an employee will not recognize taxable income on the date the employee exercises the option (i.e., the last day of each purchase period).

SALE OF COMMON STOCK AFTER THE HOLDING PERIOD

     If an employee does not sell or dispose of the shares of our common stock he or she purchases upon exercise of an option under the Plan within two years after the date on which we granted the option or within one year after the date on which the employee purchases the shares (the "Holding Period"), or if the employee dies at any time before or after the expiration of the Holding Period while owning the shares, the employee will be taxed in the year in which the employee sells or disposes of the shares, or the year closing with the employee's death, whichever applies, as follows:

     - The employee will recognize ordinary income on an amount equal to the lesser of:

      -- the excess, if any, of the fair market value of the shares of our common stock on the date on which the employee sold or disposed of such shares or the date on which the employee died, over the amount paid for the shares of our common stock, or

      -- the excess of the fair market value of the shares of our common stock on the date we granted the option, over the option price, determined assuming that the option was exercised on the date granted; and

     - The employee will recognize as capital gain any further gain realized by the employee when the employee sells or disposes of the shares of our common stock (after increasing the tax basis in these shares of our common stock by the amount of ordinary income realized as described above).

SALE OF COMMON STOCK DURING THE HOLDING PERIOD

     If an employee sells or disposes of his or her shares of our common stock purchased upon exercise of his or her option under the Plan before the Holding Period expires, the employee will be taxed in the year in which the employee sells or disposes of the shares, or the year closing with the employee's death, whichever applies, as follows:

     - The employee will recognize ordinary income to the extent of the excess of the fair market value of such shares of our common stock on the date on which the option was exercised, over the option price for such shares of our common stock; and

     - The employee will recognize as capital gain any further gain realized by the employee when the employee sells or disposes of the shares of our common stock (after increasing the tax basis in these shares of our common stock by the amount of ordinary income realized as described above).

     If an employee sells or disposes of shares of our common stock purchased upon exercise of the employee's option under the Plan before the Holding Period expires and the amount realized is less than the fair market value of the common stock at the time of exercise, the employee will recognize a capital loss to the extent the fair market value of such shares of our common stock on the exercise date exceeds the amount realized on the sale.

OUR DEDUCTION

     We (or our subsidiary that employs the employee) are entitled to a tax deduction only to the extent that an employee recognizes ordinary income because he or she disposes of our common stock acquired under the Plan before the Holding Period for such shares expires.

OTHER TAX CONSEQUENCES

     We recommend that employees consult their personal tax advisors with respect to the federal, foreign (if applicable), state and local tax aspects of option grants, option exercises and any subsequent dispositions of shares of our common stock acquired under the Plan.

                               NEW PLAN BENEFITS
         COHESION TECHNOLOGIES, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

     The number of shares allocable to specific employees under the Plan (and the dollar value of those shares) is not determinable because the level of participation in the Plan by employees is discretionary and the value of the common stock issued under the Plan is based upon the fair market value of our common stock at certain times during an offering period. The number of shares of our common stock that each employee may purchase during an offering period may not exceed 3,000 shares and during each purchase period may not exceed 1,500 shares. See "-- Option Price; Fair Market Value."

                  PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The board of directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the company for the fiscal year ending June 30, 2002, and recommends that stockholders ratify such selection. This firm has audited the company's financial statements since the company's inception. In the event of a negative vote, the board of directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at our annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The audit committee of our board of directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market. The audit committee operates pursuant to a written charter adopted by the board of directors. A copy of this charter is attached to this proxy statement as Appendix A.

     The role of the audit committee is to oversee our financial reporting process on behalf of the board of directors. Management of our company has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing our quarterly financial statements and other procedures.

     In this context, the audit committee has reviewed and discussed our audited financial statements as of and for the fiscal year ended June 30, 2001 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from our company. The audit committee has also considered whether the independent auditor's provision of information technology services and other non-audit services to us is compatible with maintaining the auditor's independence.

     The members of the audit committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the audit committee necessarily relied upon the information, opinions, reports and statements presented to them by management of our company and by the independent auditors. As a result, the audit committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that our financial statements are accurate, that the audit of these financial statements has been conducted in accordance with generally accepted auditing standards or that our auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended June 30, 2001, for filing with the SEC.

     Submitted on August 16, 2001 by the members of the audit committee of the board of directors.

                                          Mark A. Philip, Ph.D., Chairman
                                          John R. Daniels, M.D.
                                          Thomas M. Prescott

     This audit committee report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference into such filing.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year were $137,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render any professional services to the company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

ALL OTHER FEES

     The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year were approximately $46,500. These fees related primarily to tax services.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2002.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                                 OTHER MATTERS

     We know of no other matters to be submitted at our annual meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by the proxy as the board of directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COHESION TECHNOLOGIES, INC., 2500 FABER PLACE, PALO ALTO, CALIFORNIA 94303.

                                          THE BOARD OF DIRECTORS

Dated: September 27, 2001

                                                                      APPENDIX A

                          COHESION TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Cohesion Technologies, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

MEMBERSHIP

     The Committee shall consist of not fewer than three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion deem it desirable to do so.

     3. The Committee shall meet at least twice each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

  Outside Auditor

     6. The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in the annual proxy statement).

     7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     8. The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     9. If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type describe in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

  Annual Audit

     10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     11. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     12. The Committee shall review and discuss the audited financial statements with the management of the Company.

     13. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     14. The Committee shall, based on the review and discussions in paragraphs 12 and 13 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     15. The outside auditor shall review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q.

  Internal Controls

     16. The Committee shall discuss with the outside auditor at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     17. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Other Responsibilities

     18. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     19. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     20. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                   APPENDIX B

                           COHESION TECHNOLOGIES, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN


        The following constitute the provisions of the 2001 Employee Stock Purchase Plan of Cohesion Technologies, Inc.

        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. Definitions.

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "Common Stock" shall mean the Common Stock of the Company.

           (d) "Company" shall mean Cohesion Technologies, Inc., a Delaware corporation.

           (e) "Compensation" shall mean the total compensation paid to an eligible Employee with respect to the participation period including salary, bonuses, overtime, and shift differentials, but excluding items which are not considered to be regular earnings. By way of illustration and not by way of limitation such excluded items include relocation expense reimbursements and any related payments, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, stock purchase or similar plan maintained by the Company, and tuition or other reimbursements.

           (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

           (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

           (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

           (i) "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

           (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (k) "Purchase Date" shall mean the last day of each Purchase Period of the Plan.

           (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

           (m) "Offering Period" shall mean a period of twelve (12) months commencing on June 1 and December 1 of each year.

           (n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (o) "Plan" shall mean this Employee Stock Purchase Plan.

           (p) "Purchase Period" shall mean a period of six (6) months within an Offering Period.

           (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3. Eligibility.

           (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

           (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. Offering Periods and Purchase Periods.

           (a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twelve (12) months duration, with new Offering Periods commencing on or about June 1 and December 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on December 1, 2001 (the "First Offering Date") and continue until November 30, 2002. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

           (b) Purchase Periods. Each Offering Period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on June 1 shall end on the next November 30. A Purchase Period commencing on December 1 shall end on the next May 31. The first Purchase Period shall commence on the First Offering Date and shall end on May 31, 2002. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

        5. Participation.

           (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Stock Administrator prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 15% and which must be in full percentage increments) to be paid as Contributions pursuant to the Plan.

           (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

        6. Method of Payment of Contributions.

           (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

           (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may increase or decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as soon as administratively practicable following the date of its receipt by the company.

           (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year would exceed the limitations set forth in such sections. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10.

        7. Grant of Option.

           (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during an Offering Period shall not exceed three thousand (3,000), and during each Purchase Period shall not exceed one thousand five hundred (1,500), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

           (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant's account after a Purchase Date shall be returned to the Participant. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company.

        10. Voluntary Withdrawal; Termination of Employment.

           (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time at least ten (10) business days prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

           (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

           (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

           (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

        11. Automatic Withdrawal. If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

        12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

        13. Stock.

           (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares subject to adjustment upon changes in capitalization of the Company as provided in
Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

           (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

           (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

        15. Designation of Beneficiary.

           (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

           (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

           17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

           18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

           (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

           (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        20. Amendment or Termination.

           (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the

Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

           (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

        24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

[COHESION LOGO]

                                                 New Election        ___________
                                                 Change of Election  ___________

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

I hereby elect to participate in the Cohesion Technologies, Inc. 2001 Employee Stock Purchase Plan (the "Plan") for the Offering Period beginning __________, _________ and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

I elect to have Contributions in the amount of ___% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must be not less than 1% and not more than 15% of my compensation during the Offering Period. (Please note that no fractional percentages are permitted.)

I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated above. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Dates of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

I understand that I may discontinue, at any time prior to the Purchase Date, my participation in the Plan as provided in Section 10 of the Plan. I also understand that I may decrease or increase the rate of my Contributions only once during any Offering Period by filling out a new Subscription Agreement.

I have received a copy of the Company's most recent description of the Plan and a copy of the complete "COHESION TECHNOLOGIES, INC. 2001 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only): ______________________________________
________________________________________________________________________________

In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:
(Please print)

         Name(s):      _________________________________________________________

         Relationship: __________________ Address: _____________________________
                                                   _____________________________

I understand that if I dispose of any shares received by me pursuant to the Plan, I will be subject to taxes which can vary dependent on the timing of such disposition. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

If for any reason my employment with the Company is terminated during the Offering Period, I understand that my entire account balance will be refunded to me.

I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Signature: ____________________________ Social Security No: ____________________

           ____________________________ Date: __________________________________
                    Print Name

Spouse's Signature (necessary if
beneficiary is not spouse):             ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

                           COHESION TECHNOLOGIES, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

        I, __________________________, hereby elect to withdraw my participation in the COHESION TECHNOLOGIES, INC. 2001 Employee Stock Purchase Plan (the "Plan") for the Offering Period _________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

        I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

        I further understand and agree that I shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:___________________              _________________________________________
                                       Signature of Employee

                                       _________________________________________
                                       Social Security Number

                           COHESION TECHNOLOGIES, INC.

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby authorize(s) William G. Mavity or Deborah L. Webster or one of them, and each with the power to appoint his or her substitute, to vote as proxy for the undersigned at the annual meeting of stockholders, to be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 on Tuesday, October 30, 2001 at 10:00 a.m., local time, or any adjournment, continuation or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on this card, and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments, continuations or postponements thereof. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE THE UNDERSIGNED DOES NOT SPECIFY A CHOICE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           COHESION TECHNOLOGIES, INC.

                                OCTOBER 30, 2001


            PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

1.  Election of Directors

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

                                                      FOR ALL
                                                      NOMINEES              WITHHOLD
                                                     (EXCEPT AS             AUTHORITY
                                                    MARKED TO THE          TO VOTE FOR
    NOMINEES:                                      CONTRARY BELOW)        ALL NOMINEES
    ---------                                      ---------------        ------------
    John R. Daniels, M.D.
    Craig T. Davenport
    William G. Mavity                                    [ ]                   [ ]
    Mark A. Philip, Ph.D.
    Thomas M. Prescott
    Robert C. Robbins, M.D.

(INSTRUCTION: To withhold authority for any individual nominee(s), mark the "FOR" box and write the name(s) of the nominee(s) that you wish to withhold authority to vote for in the space provided below.)

Exceptions: ____________________________________________________________________

2.  Approval of the Cohesion Technologies, Inc. 2001 Employee Stock Purchase
    Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY           [ ] FOR [ ] AGAINST [ ] ABSTAIN
    RECOMMENDS A VOTE "FOR" APPROVAL
    OF THE 2001 EMPLOYEE STOCK PURCHASE
    PLAN.

3. Ratification of the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2002.

    THE BOARD OF DIRECTORS UNANIMOUSLY           [ ] FOR [ ] AGAINST [ ] ABSTAIN
    RECOMMENDS A VOTE "FOR" THE
    RATIFICATION OF THE APPOINTMENT OF
    ERNST & YOUNG LLP.

SIGNATURE: ____________________ DATED __________, 2001

SIGNATURE: ____________________ DATED __________, 2001

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.